Filed Pursuant to Rule 424(b)(5)
Registration No. 333-295819

The information in this prospectus supplement and the accompanying prospectus is not complete and may be changed. This prospectus supplement and the accompanying prospectus are not an offer to sell these securities, and we are not soliciting offers to buy these securities, in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED June 30, 2026

Preliminary Prospectus Supplement
(To Prospectus dated May 13, 2026)

           shares of Common Stock

Warrants to purchase            shares of Common Stock

Eos Energy Enterprises, Inc.

Common Stock and Warrants

We are offering            shares of our common stock, par value $0.0001 per share, and            warrants, each warrant to purchase one share of common stock at an exercise price of $          per share (the “Warrants”), in a registered direct offering to a limited number of purchasers pursuant to this prospectus supplement and the accompanying prospectus. Each share of common stock is being offered and sold together with one-          th of an accompanying Warrant at an aggregate offering price of $          . This prospectus supplement also relates to the offering of the shares of our common stock issuable upon the exercise of such Warrants. The shares of common stock and the accompanying Warrants are immediately separable and will be issued separately but can only be purchased together in this offering.

Our common stock is listed on the Nasdaq Capital Market (“Nasdaq”) under the symbol “EOSE”. The last reported sale price of our common stock on June 29, 2026, as reported on Nasdaq, was $6.09 per share of our common stock.

Investing in our common stock and Warrants involves a high degree of risk. Before making an investment decision, you should carefully consider the risks described under “Risk Factors” beginning on page S-4 of this prospectus supplement and under Item 1A in our Annual Report on Form 10-K for the year ended December 31, 2025 which has been filed with the Securities and Exchange Commission and is incorporated by reference in this prospectus supplement and the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share and Accompanying Fraction of a Warrant	Total
Registered direct offering price	$	$
Proceeds, before offering expenses, to us	$	$

We expect to deliver the shares of common stock and Warrants against payment in New York, New York on or about           , 2026.

          , 2026

ABOUT THIS PROSPECTUS

This document has two parts. The first part consists of this prospectus supplement, which describes the specific terms of this offering and the shares of common stock and Warrants offered hereby. The second part is the accompanying prospectus, which provides more general information, some of which may not apply to this offering. If the description of this offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

Before purchasing any shares of common stock or Warrants you should carefully read both this prospectus supplement and the accompanying prospectus, together with the additional information in the documents we have listed under the heading “Where You Can Find More Information.”

We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus supplement and the accompanying prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus supplement or the accompanying prospectus is accurate as of any date other than their respective dates.

This prospectus supplement, the accompanying prospectus, and the information incorporated herein and therein by reference includes trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus supplement or the accompanying prospectus are the property of their respective owners.

All references in this prospectus supplement and the accompanying prospectus to “Eos,” the “Company,” “we,” “us,” “our,” or similar references refer to Eos Energy Enterprises, Inc., a Delaware corporation, and its subsidiaries taken as a whole, except where the context otherwise requires or as otherwise indicated.

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Prospectus

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Where You Can Find More Information

The SEC allows us to incorporate by reference information in this document. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this document, except for any information that is superseded by information that is included directly in this document or that we file later with the SEC. Any statement contained in this prospectus supplement, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded to the extent that a statement contained herein, or in any subsequently filed document that also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement.

We are incorporating by reference the filings listed below and any additional documents that we may file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date hereof and prior to the termination of this offering (other than documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on February 26, 2026;

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, filed with the SEC on May 13, 2026;

•	the portions of our Definitive Proxy Statement on Schedule 14A that are incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed on April 14, 2026;

•	our Current Reports on Form 8-K filed with the SEC on February 17, 2026, March 26, 2026, March 31, 2026, April 30, 2026, May 13, 2026 (excluding items 2.02 and 7.01), June 5, 2026 (excluding item 7.01) and June 30, 2026; and

•	the description of our securities contained in Exhibit 4.5 to our Annual Report Form 10-K for the fiscal year ended December 31, 2024, including any amendments or reports filed for the purpose of updating such description.

The SEC maintains a website at www.sec.gov, from which you can inspect these documents and other information we have filed electronically with the SEC. You may also request copies of these documents, at no cost to you, from our website (https://www.eose.com), or by writing or telephoning us at the following address:

Eos Energy Enterprises, Inc.
3920 Park Avenue
Edison, New Jersey 08820
Attn: Chief Legal Officer
(732) 225-8400

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Special Note On Forward-Looking Statements

This prospectus supplement, including the documents incorporated by reference in this prospectus supplement and accompanying prospectus, contains forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions, as they relate to us, are intended to identify forward-looking statements. These statements appear in a number of places in this prospectus supplement and the documents incorporated by reference herein and include statements regarding our intent, belief or current expectations. Forward-looking statements are based on our management’s beliefs, as well as assumptions made by, and information currently available to, them. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected. Factors which may cause actual results to differ materially from current expectations include, but are not limited to:

•	changes adversely affecting the business in which we are engaged;

•	our ability to forecast trends accurately;

•	our ability to generate cash, service indebtedness and incur additional indebtedness;

•	our ability to raise financing in the future;

•	our customer’s ability to secure project financing;

•	risks associated with the JV Transaction (as defined below), including the risk that the joint venture will not be completed on the anticipated terms if at all;

•	risks associated with our Credit Agreement, dated June 21, 2024, by and between us and CCM Denali Debt Holdings, LP (the “Credit Agreement”), including risks of default, dilution of outstanding common stock, consequences for failure to meet milestones and contractual lockup of shares;

•	the amount of final tax credits available to our customers or to Eos pursuant to the Inflation Reduction Act including potential impacts from any repeal or modification of the legislation;

•	the timing and availability of future funding under our Loan Guarantee Agreement, dated November 26, 2024, by and between us and the U.S. Department of Energy (the “DOE”);

•	our ability to continue to develop efficient manufacturing processes to scale and to forecast related costs and efficiencies accurately;

•	fluctuations in our revenue and operating results;

•	competition from existing or new competitors;

•	our ability to convert firm order backlog and pipeline to revenue;

•	risks associated with security breaches in our information technology systems;

•	risks related to legal proceedings or claims;

•	risks associated with evolving energy policies in the United States and other countries and the potential costs of regulatory compliance;

•	risks associated with changes to the U.S. trade environment;

•	our ability to maintain the listing of our shares of common stock on Nasdaq;

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•	our ability to grow our business and manage growth profitably, maintain relationships with customers and suppliers and retain our management and key employees;

•	risks related to adverse changes in general economic conditions, including inflationary pressures and increased interest rates;

•	risk from supply chain disruptions and other impacts of geopolitical conflict;

•	changes in applicable laws or regulations;

•	other factors detailed under the section entitled “Risk Factors” herein; and

•	other factors disclosed in “Part I, Item 1A. — Risk Factors” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed on February 26, 2026, any subsequently filed Quarterly Reports on Form 10-Q and any subsequently filed Current Report on Form 8-K (excluding any information furnished pursuant to Item 2.02 or Item 7.01 on any Current Report on Form 8-K).

Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements and, except as required by law, we assume no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. See also Part I, Item 1A, “Risk Factors” disclosures contained in our Annual Report on Form 10-K for the year ended December 31, 2025 for additional discussion of the risks and uncertainties that could cause the our actual results to differ materially from those expressed or implied in its forward-looking statements.

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Summary

This summary description of our business and the offering may not contain all of the information that may be important to you. For a more complete understanding of our business and this offering, we encourage you to read this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein. In particular, you should read the following summary together with the more detailed information and consolidated financial statements and the notes to those statements included elsewhere in or incorporated by reference into this prospectus supplement and the accompanying prospectus.

Overview

We are an American energy company and the leading innovator in designing, sourcing, manufacturing, and providing zinc-based battery energy storage systems (“BESS”), sourced, and manufactured in the United States. Our BESS are safe, non-flammable, secure and sustainable alternatives to lithium-ion batteries, making them ideal for utility-scale, microgrid and commercial and industrial long-duration applications. We design, develop, manufacture, and market zinc-based energy systems intended for utility-scale, microgrid and commercial and industrial (“C&I”) applications. We believe our technology serves as a viable alternative to lithium-ion (“Li-ion”) batteries for long-duration energy storage use cases. We have developed a broad intellectual property portfolio, including multiple patents covering our battery chemistry, mechanical product design, energy block configuration and proprietary software operating system, the Battery Management System (“BMS”). The BMS software uses proprietary Eos-developed algorithms and utilizes ambient and battery temperature sensors, as well as voltage and current sensors for electrical strings and system-level monitoring. We currently focus on the manufacture and sale of turnkey direct current (“DC”) battery energy storage systems and plan to expand our product portfolio to include turnkey alternating current (“AC”) systems.

Our primary applications include: (1) integration with renewable energy systems that are connected to the utility grid; (2) integration with renewable energy systems that are not grid-connected; (3) deployment in systems designed to relieve grid congestion; and (4) installations that enable C&I customers to reduce peak energy usage or participate in utility ancillary and demand-response markets. These applications are increasingly relevant as overall electricity demand continues to rise, including incremental load growth associated with the expansion of artificial intelligence ("AI"), high-performance computing (“HPC”) and data center infrastructure, which is contributing to greater system capacity needs and grid-level constraints.

We provide an innovative Znyth™ BESS designed to provide the operating flexibility to manage increased grid complexity and price volatility resulting from an overall increase in renewable energy generation and a congested grid coming from an increase in electricity demand growth. Our BESS is a validated chemistry with accessible non-precious earth components in a durable design that is intended to deliver results in even the most extreme temperatures and conditions. The system is designed to be safe, flexible, scalable, sustainable and manufactured in the United States, using raw materials primarily sourced in the United States. We believe our Z3 battery module is the core of our innovative systems. The Z3 battery module is the only US designed and manufactured battery module that today provide utilities, independent power producers, renewables developers and C&I customers with an alternative to lithium-ion and lead-acid monopolar batteries for critical 3- to 12-hour discharge duration applications. We believe the Z3 battery will transform how utility, industrial and commercial customers store power. We believe the Z3 battery is reshaping how utility, industrial and commercial customers store and manage power. In addition to our BESS, we currently provide: (a) a BMS which provides a remote asset monitoring capability and service to track the performance and health of our BESS and to proactively identify future system performance issues through predictive analytics; (b) project management services to ensure the process of implementing our BESS are coordinated in conjunction with the customer’s overall project plans; (c) commissioning services that ensure the customer’s installation of the BESS meets the performance expected by the customer; and (d) long-term maintenance plans to maintain optimal operating performance of our systems.

Corporate Information

We were incorporated in Delaware in June 2019 as a blank check company under the name B. Riley Principal Merger Corp. II. In connection with its business combination on November 16, 2020, we changed our name to Eos Energy Enterprises, Inc.

Additional Information

The mailing address of our principal executive office is 3920 Park Avenue, Edison, NJ 08820, and our phone number is (732) 225-8400. Our corporate website address is https://www.eose.com/. Information contained on or accessible through our website is not a part of this prospectus supplement, and the inclusion of our website address in this prospectus supplement is an inactive textual reference only, and are not hyperlinks.

Recent Developments

We plan to enter into a certain JV Agreement (the “JV Agreement”) among Eos, CCM Frontier JV Holdco, LLC, an affiliate of Cerberus Capital Management, L.P. (“CCM”), HBC MSF Capital Solutions Blocker II, LLC (“HBC”) and Frontier, which governs the establishment of Frontier as a joint venture among Eos, CCM and HBC (the “JV Transaction”). Pursuant to the JV Agreement, we will contribute the net proceeds of this offering to Frontier in consideration for a number of Class B Units of Frontier at a price of $1.00 per unit.

In addition, we will concurrently grant 20,017,772 warrants to CCM (the “CCM Warrants”) and 10,008,886 warrants to HBC (the “HBC Warrants”), with each exercisable for one share of common stock at an exercise price of $5.481 per whole share, subject to adjustment, as partial consideration for CCM’s investment (the “CCM Investment”) and HBC’s investment (the “HBC Investment”) into Frontier pursuant to the JV Transaction, respectively. The CCM Warrants and HBC Warrants will be subject to redemption by us on the same terms as the Warrants. See “Use of Proceeds” and “Risk Factors―The JV Transaction is subject to certain closing conditions which are out of our control, and as a result we cannot assure you that the investment will be completed in a timely manner or at all, and therefore our business and the price of our Common stock may be adversely affected.”

The Offering

This summary highlights certain terms of the offering but does not contain all information that may be important to you. We encourage you to read this prospectus supplement and the accompanying prospectus in their entirety before making an investment decision.

Issuer	Eos Energy Enterprises, Inc.

Common Stock Offered

           shares of our common stock

Each share of common stock is being offering and sold together with one-          th of an accompanying Warrant to purchase one share of our common stock at an aggregate offering price of $          .

Warrants Offered	We are also offering Warrants to purchase shares of our common stock. Each share of our common stock is being offered and sold together with one- th of an accompanying Warrant to purchase one share of our common stock. Each Warrant will have an exercise price of $ per share of common stock.

Common Stock To Be Outstanding After This Offering	shares of our common stock (assuming no exercise of the Warrants being issued in this offering).

Use of Proceeds	We estimate that the proceeds from this offering will be approximately $ million (excluding any future exercise of Warrants). We intend to use the proceeds from this offering to acquire Class B Units of Frontier at a price of $1.00 per Class B Unit. See “Use of Proceeds” and “Summary―Recent Developments.”

Nasdaq Symbol	Our common stock is traded on the Nasdaq under the symbol “EOSE.”

Risk Factors	Investing in the common stock and Warrants involves substantial risk. Please read “Risk Factors” in this prospectus supplement, and in our annual report on Form 10-K for the year ended December 31, 2025 incorporated by reference in this prospectus supplement and the accompanying prospectus, for a discussion of certain factors you should consider in evaluating an investment in the common stock and Warrants.

The number of shares of our common stock to be outstanding after this offering is based on 339,459,021 shares of common stock outstanding as of March 31, 2026, and excludes:

•	116,311,460 shares of common stock issuable, as of March 31, 2026, upon the conversion of outstanding Series B preferred stock;

•	73,408,740 shares of common stock issuable, as of March 31, 2026, upon the exercise of outstanding warrants, at a weighted-average exercise price of $1.03 per share;

•	2,988,557 shares of common stock issuable upon the exercise of stock options outstanding as of March 31, 2026, at a weighted-average exercise price of $3.10 per share;

•	11,648,141 shares of common stock issuable upon the vesting of restricted stock units outstanding as of as of March 31, 2026;

•	3,187,950 shares of common stock issuable upon the vesting of performance-based restricted stock units outstanding as of as of March 31, 2026;

•	5,811,390 shares of common stock available for future issuance under our equity incentive plans as of March 31, 2026;

•	11,074,195 shares of common stock issuable upon the conversion of our 6.75% Convertible Senior Notes due 2030 (the “Existing 2030 Convertible Notes”) as of March 31, 2026; and

•	46,948,320 shares of common stock issuable upon the conversion of our 1.75% Convertible Senior Notes due 2031 (the “Existing 2031 Convertible Notes”) as of March 31, 2026.

Unless otherwise indicated, this prospectus supplement reflects and assumes no exercise of the Warrants being issued in this offering.

Risk Factors

An investment in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks described below, together with the other information in this prospectus supplement, the accompanying prospectus, the information and documents incorporated herein and therein by reference, and in any free writing prospectus that we have authorized for use in connection with this offering. You should also consider the risks, uncertainties and assumptions discussed under the heading “Risk Factors” included in our most recent Annual Report on Form 10-K, which is on file with the Securities and Exchange Commission, and is incorporated herein by reference. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. The risks and uncertainties described below are not the only ones facing us. Additional risks and uncertainties not presently known to us, or that we currently see as immaterial, may also harm our business. Please also read carefully the section above titled “Special Note Regarding Forward-Looking Statements.”

Risks Related to this Offering

You may experience immediate and substantial dilution.

The effective public offering price per share of common stock in this offering may exceed the net tangible book value per share of our common stock outstanding prior to this offering, in which case you may incur an immediate and substantial dilution in the net tangible book value of the shares of common stock you purchase in this offering. After giving effect to the sale by us of            shares of our common stock you will experience immediate dilution of $           per share, representing the difference between the effective public offering price per share and our as further adjusted net tangible book value per share as of March 31, 2026 after giving effect to the further adjustment and this offering. The exercise of warrants, conversion of convertible securities, exercise of outstanding stock options and vesting of other stock awards may result in further dilution of your investment.

Certain of our existing securities and agreements contain anti-dilution protections, which could result in significant dilution to holders of our common stock.

We currently have outstanding 16.150528 shares of Series B-4 Preferred Stock that are convertible into an aggregate of 17,305,070 shares of common stock. These shares are entitled to anti-dilution protection to the extent we issue shares of common stock or securities exercisable for, convertible into or exchangeable for shares of common stock at a price that is less than its then current conversion price into shares of common stock, which is currently $5.59 per share of common stock.

In addition, if we were to trigger anti-dilution protection under the Warrant and Preferred Stock issued to CCM Denali Equity under the Credit Agreement and the SPA (the “Cerberus Securities”) by issuing additional shares of common stock or securities convertible or exercisable into common stock or, including if securities issued in this offering are sold at a price below $5.59 per share of common stock, the Cerberus Securities would become convertible or exercisable into additional shares of common stock. The issuance, pursuant to the terms of the Cerberus Securities, of common stock will dilute the percentage ownership interest of all stockholders, could dilute the book value per share of the common stock and will increase the number of our outstanding shares, and upon conversion or exercise would dilute the voting power of the common stock, which could cause the market price of our common stock to decrease. Depressed trading prices of our common stock could further impair our ability to raise sufficient capital to carry on our business.

Our management may spend the proceeds of this offering in ways with which you may disagree or that may not be profitable.

Although we have described in this offering memorandum, under the caption “Use of Proceeds,” how we currently intend to use the proceeds to us from this offering, our management will have broad discretion to apply the net proceeds, and investors will rely on our management’s judgment in spending the net proceeds. Our management may use the proceeds in ways that do not earn a profit or otherwise result in the creation of stockholder value. In addition, pending our use of the proceeds, we may invest the proceeds in instruments that do not produce significant income or that may lose value.

There can be no assurance that this offering will be consummated.

We have entered into an amendment to the Credit Agreement and a consent to the DOE Loan Facility in order to, among other things, permit the offering and issuance of our common stock and Warrants pursuant to this prospectus supplement. The effectiveness of such amendment and waiver is subject to certain conditions, some of which are outside of our control. As such, we cannot assure you that this offering will be consummated on the terms set forth in this prospectus supplement, if at all.

Risks Related to Our Common Stock

Reports published by securities or industry analysts, including projections in those reports that exceed our actual results, could adversely affect our share price and trading volume.

Securities research analysts publish their own annual and/or quarterly projections regarding our operating results. These projections may vary widely from one another and may not accurately predict the results we actually achieve. Our share price may decline if we fail to meet securities research analysts’ projections. Similarly, if one or more of the analysts who covers us downgrades our shares or publishes inaccurate or unfavorable research about our business, our share price could decline. If one or more of these analysts ceases coverage of us or fails to publish reports on us regularly, our share price or trading volume could decline. There can be no assurance we will be covered by security research analysts. However, if we are covered by securities research analysts, if securities or industry analysts cease coverage of us at any time, the trading price of our shares and the trading volume could decline.

Provisions in our Charter and Delaware law may have the effect of discouraging lawsuits against our directors and officers.

Our Third Amended and Restated Certificate of Incorporation (the “Charter”) requires, unless we consent in writing to the selection of an alternative forum, that (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee to us or our stockholders, (iii) any action asserting a claim against us, our directors, officers or employees arising pursuant to any provision of the General Corporation Law of the State of Delaware or our Charter or our bylaws, or (iv) any action asserting a claim against us or our directors, officers or employees governed by the internal affairs doctrine may be brought only in the Court of Chancery in the State of Delaware, except any claim (A) as to which the Court of Chancery of the State of Delaware determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within 10 days following such determination), (B) which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, (C) for which the Court of Chancery does not have subject matter jurisdiction, or (D) any action arising under the Securities Act, as to which the Court of Chancery and the federal district court for the District of Delaware shall have concurrent jurisdiction. If an action is brought outside of Delaware, the stockholder bringing the suit will be deemed to have consented to service of process on such stockholder’s counsel. Although we believe that this provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, a court may determine that this provision is unenforceable, and to the extent it is enforceable, the provision may have the effect of discouraging lawsuits against our directors and officers, although our stockholders will not be deemed to have waived our compliance with federal securities laws and the rules and regulations thereunder.

Notwithstanding the foregoing, our Charter provides that the exclusive forum provision will not apply to suits brought to enforce a duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. Although we believe that this provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, the provision may have the effect of discouraging lawsuits against our directors and officers.

Provisions in our Charter may inhibit a takeover of us, which could limit the price investors might be willing to pay in the future for our common stock and could entrench management.

Our Charter contains provisions that may hinder unsolicited takeover proposals that stockholders may consider to be in their best interests. We are also subject to anti-takeover provisions under Delaware law, which could delay or prevent a change of control. Together these provisions may make it more difficult to remove management and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities. These provisions include:

•	no cumulative voting in the election of directors, which limits the ability of minority stockholders to elect director candidates;

•	a classified board of directors with three-year staggered terms, which could delay the ability of stockholders to change the membership of a majority of our board of directors (“Board”);

•	the right of our Board to elect a director to fill a vacancy created by the expansion of our Board or the resignation, death or removal of a director in certain circumstances, which prevents stockholders from being able to fill vacancies on our Board;

•	a prohibition on stockholder action by written consent, which forces stockholder action to be taken at an annual or special meeting of our stockholders;

•	advance notice procedures that stockholders must comply with in order to nominate candidates to our Board or to propose matters to be acted upon at a meeting of stockholders, which may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of the Company; and

•	the requirement that a meeting of stockholders may only be called by members of our Board or the stockholders holding a majority of our shares, which may delay the ability of our stockholders to force consideration of a proposal or to take action, including the removal of directors.

Our stock price may be volatile and may decline regardless of our operating performance.

Fluctuations in the price of our securities could contribute to the loss of part or all your investment. The trading price of our securities could be volatile and subject to wide fluctuations in response to various factors, some of which are beyond our control. Any of the factors listed below could have a material adverse effect on your investment in our securities and our securities may trade at prices significantly below the price you paid for them. In such circumstances, the trading price of our securities may not recover and may experience a further decline.

Factors affecting the trading price of our securities may include:

•	actual or anticipated fluctuations in our quarterly financial results or the quarterly financial results of companies perceived to be similar to us;

•	changes in the market’s expectations about our operating results;

•	success of competitors;

•	our operating results failing to meet the expectation of securities analysts or investors in a particular period;

•	changes in financial estimates and recommendations by securities analysts concerning us or the industries in which we operate in general;

•	operating and stock price performance of other companies that investors deem comparable to us

•	our ability to market new and enhanced products on a timely basis;

•	changes in laws and regulations affecting our business;

•	commencement of, or involvement in, litigation involving us;

•	changes in our capital structure, such as future issuances of securities or the incurrence of additional debt;

•	the volume of shares of our common stock available for public sale;

•	any major change in our board of directors or management;

•	sales of substantial amounts of our common stock by our directors, executive officers or significant stockholders or the perception that such sales could occur; and

•	general economic, political and market conditions such as recessions, inflation, interest rates, fuel prices, international currency fluctuations and acts of war or terrorism.

Broad market and industry factors may materially harm the market price of our securities irrespective of our operating performance. The stock market in general, and Nasdaq, have experienced price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of the companies affected. The trading prices and valuations of these stocks, and of our securities, may not be predictable. A loss of investor confidence in the market for the stocks of other companies that investors perceive to be like us could depress our stock price regardless of our business, prospects, financial conditions or results of operations. A decline in the market price of our securities also could adversely affect our ability to issue additional securities and our ability to obtain additional financing in the future.

The availability of shares of common stock for sale in the future could reduce the market price of our common stock.

In the future, we may issue additional securities to raise capital. We may also issue securities convertible into our shares of common stock. To the extent that any shares of common stock are issued upon exercise any of our outstanding warrants or upon conversion of any convertible notes or preferred stock, there will also be an increase in the number of shares of common stock eligible for resale in the public market. Any of these events may dilute your ownership interest in us and have an adverse impact on the price of our shares of common stock. In addition, sales of a substantial amount of our shares of common stock in the public market, or the perception that these sales may occur, could reduce the market price of our shares of common stock. This could also impair our ability to raise additional capital through the sale of our securities.

There can be no assurance that our common stock will be able to comply with the continued listing standards of Nasdaq.

The shares of our common stock are listed on Nasdaq. We must satisfy Nasdaq’s continued listing requirements, including, among other things, a minimum bid price for our common stock of $1.00 per share, or risk delisting, which would have a material adverse effect on our business. If Nasdaq delists the common stock from trading on its exchange for failure to meet the listing standards, we and our stockholders could face significant material adverse consequences, including:

•	a limited availability of market quotations for our securities;

•	a determination that our common stock is a “penny stock,” which will require brokers trading in our common stock to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for our common stock;

•	a limited amount of analyst coverage; and

•	a decreased ability to issue additional securities or obtain additional financing in the future.

We do not intend to pay dividends on our common stock in the foreseeable future and, consequently, your ability to achieve a return on your investment will depend on appreciation in the price of our common stock.

We have never declared or paid cash dividends on our common stock. We currently do not anticipate paying any cash dividends in the foreseeable future. Any future determination to declare cash dividends will be made at the discretion of our board of directors, subject to applicable laws, and will depend on our financial condition, results of operations, capital requirements, general business conditions and other factors that our board of directors may deem relevant.

Risks Related to the Warrants

There is no public market for the Warrants included in the Units.

There is no public trading market for our Warrants, and we do not expect a market to develop. We do not intend to list the respective Warrants included in the Units on any securities exchange or other trading market. Without an active market, we cannot assure you that you will be able to sell or otherwise transfer the Warrants as the liquidity of the Warrants will be limited and you may not realize any value from the Warrants by attempting to sell or otherwise transfer them for consideration.

The market price of our common stock may never exceed the exercise price of the Warrants.

The Warrants being issued in connection with this offering become exercisable upon issuance and will expire ten years after issuance, unless earlier exercised or redeemed. We cannot provide you any assurance that the market price of our common stock will ever exceed the exercise price per whole share prior to their date of expiration. Any Warrants not exercised by their date of expiration will expire for no value and we will be under no further obligation to the Warrant holder.

In certain circumstances, we may call the Warrants for redemption.

We may call the Warrants for redemption, at our option, in whole but not in part, at any time after the five year anniversary of the issue date, for $0.01 per Warrant, on not less than thirty (30) days’ written notice, if the last reported sale price of our common stock has been at least $          per share, subject to adjustment, on each of twenty (20) trading days within the thirty (30) trading-day period ending on the business day prior to the date on which such notice of the redemption is given. If we give a notice of redemption, you will be forced to sell or exercise your Warrants or accept the redemption price. The notice of redemption could come at a time when it is not advisable or possible for you to exercise the Warrants. As a result, you would be unable to benefit from owning the Warrants being redeemed. A notice of redemption may also result in our common stock becoming more volatile and being subject to greater selling pressure which could result in declines in the market price for our common stock.

Adjustments to the number of shares of our common stock for which a Warrant may be exercised, or to the exercise price of the Warrant, may be taxable to you.

As described under “Description of the Warrants,” the terms of each Warrant provide for an adjustment to the number of shares of our common stock for which the Warrant may be exercised or to the exercise price of the Warrant on the occurrence of certain events. An adjustment which has the effect of preventing dilution generally is not a taxable event. Holders of the Warrants would, however, be treated as receiving a constructive distribution from us in other circumstances, such as upon an adjustment to the number of such shares or to such exercise price increases the Warrant holders’ proportionate interest in our assets or earnings and profits (e.g., through an increase in the number of shares of our common stock that would be obtained upon exercise or through a decrease in the exercise price of the Warrants) in connection with a distribution of cash or other property to the holders of shares of our common stock which is taxable to such holders. Any constructive distribution deemed received by you would be subject to tax (including U.S. federal withholding tax if you are a non-U.S. holder) in the same manner as if you received a cash distribution from us equal to the fair market value of the increased interest resulting from the adjustment. It is possible that the U.S. federal withholding tax on the constructive dividend deemed received by a non-U.S. holder would be withheld from or set off against other payments to which you would otherwise be entitled, such as, in some circumstances, any payments on our common stock, or sales proceeds payable to you or your other funds or assets. For a more detailed discussion, see “Material U.S. Federal Income Tax Consequences.” You should consult your tax advisor as to the particular considerations applicable to you with respect to any such adjustments.

Risks Related to the JV Transaction

The JV Transaction is subject to certain closing conditions which are out of our control, and as a result we cannot assure you that the investment will be completed in a timely manner or at all, and therefore our business and the price of our common stock may be adversely affected.

The closing of the JV Transaction is subject to the satisfaction or waiver of certain closing conditions that are outside of our control, including: (i) the receipt of consent by the DOE; (ii) the absence of prohibitions or enjoinments by any court of competent jurisdiction; (iii) the execution of the JV Agreement; (iv) the close of the rights offering and (v) the execution of certain commercial framework guidelines by the parties to the JV Transaction.

As these conditions are outside of our control, we cannot assure you that the conditions to the completion of the JV Transaction will be satisfied in a timely manner or at all, which may affect when and whether the JV Transaction will close. If the JV Transaction is not completed, the price of our common stock could fall to the extent that their current price reflects an assumption that JV Transaction will be completed. Furthermore, if JV Transaction is not completed and/or the JV Agreement with CCM, HBC and Frontier is terminated, we may suffer other consequences that could adversely affect our business, results of operations and share price, including the following:

•	we have incurred and will continue to incur costs relating to the JV Transaction (including legal and other advisory fees) and many of these costs may be payable by us whether or not the JV Transaction is completed;

•	we may be subject to legal proceedings related to the JV Transaction; and

•	the failure to consummate the JV Transaction may result in negative publicity and a negative impression of us in the investment community.

Furthermore, any prolonged delay until the completion of the JV Transaction could adversely affect our business if we do not have access to the proceeds we expect to receive from the JV Transaction in a timely manner. Although the Company expects that the JV Transaction will result in various benefits, there can be no assurance regarding when or the extent to which the Company will be able to realize any expected synergies, cost-savings or other benefits. Achieving the anticipated benefits, including synergies and cost savings, is subject to a number of uncertainties. Costs associated with the transaction could exceed current estimates, negatively impacting the economics of the transaction or impacting the Company’s results of operations or financial condition.

Use of Proceeds

We estimate that the proceeds from this offering will be approximately $           million (excluding any future exercise of warrants). We intend to use the proceeds from this offering to acquire Class B Units of Frontier at a price of $1.00 per Class B Unit. See “Summary―Recent Developments.”

Dividend Policy

We have never declared or paid cash dividends on our common stock. We currently do not anticipate paying any cash dividends in the foreseeable future. Any future determination to declare cash dividends will be made at the discretion of our board of directors, subject to applicable laws, and will depend on our financial condition, results of operations, and capital requirements, general business conditions and other factors that our board of directors may deem relevant.

DESCRIPTION OF WARRANTS

We are offering            shares of our common stock, par value $0.0001 per share, and            Warrants, through this prospectus supplement. Each share of common stock is being offered and sold together with one-          th of an accompanying Warrant at an aggregate offering price of $          .

The material terms and provisions of our shares of common stock are described under the caption “Description of Securities” that served as Exhibit 4.2 to our 2025 Annual Report.

Warrants

Exercise

Each whole Warrant entitles the holder to purchase one share of our common stock at an exercise price of            per share, subject to adjustment. Each Warrant will be exercisable immediately upon issuance and will expire on the tenth anniversary of issuance, unless earlier exercised or redeemed. Upon a cashless exercise of any Warrants, the exercising holder will be entitled to receive a number of shares of our common stock equal to the quotient obtained by dividing (x) the product of the number of shares of our common stock underlying the relevant Warrants, multiplied by the excess of the fair market value of our common stock over the exercise price, by (y) such fair market value. The “fair market value” of our common stock will be the last reported sale price of our common stock on the date of exercise; provided that the “fair market value” in respect of any exercise following our notice of redemption of the Warrants will be the average of the last reported sale prices of our common stock for the ten (10) trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of the Warrants.

A holder of a Warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such Warrant to the extent that, after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 4.9% or 9.8% (or such other amount as a holder may specify) of the shares of our common stock outstanding immediately after giving effect to such exercise.

Redemption

The Warrants will be subject to redemption by us, at our option, in whole but not in part, at any time after the five year anniversary of the issue date while they are exercisable and prior to their expiration, for $0.01 per Warrant, on not less than thirty (30) days’ written notice, if the last reported sale price of our common stock has been at least $          per share, subject to adjustment, on each of twenty (20) trading days within the thirty (30) trading-day period ending on the business day prior to the date on which such notice of the redemption is given.

Adjustments

If the number of outstanding shares of our common stock is increased by a stock dividend payable in shares of our common stock, or by a split-up of shares of our common stock or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of our common stock issuable on exercise of each Warrant will be increased in proportion to such increase in the outstanding shares of our common stock. A rights offering to holders of our common stock entitling holders to purchase shares of our common stock at a price less than the fair market value will be deemed a stock dividend of a number of shares of our common stock equal to the product of (i) the number of shares of our common stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for our common stock) and (ii) one (1) minus the quotient of (x) the price per share of our common stock paid in such rights offering divided by (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for our common stock, in determining the price payable for our common stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of our common stock as reported during the ten (10) trading day period ending on the trading day prior to the first date on which the shares of our common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if, at any time while the Warrants are outstanding and unexpired, we pay a dividend or make a distribution in cash, securities or other assets to the holders of our common stock on account of such shares of our common stock (or other shares of our capital stock into which the Warrants are convertible), other than as described in the immediately preceding paragraph, then the exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value (as determined by our board of directors, in good faith) of any securities or other assets paid on each share of our common stock in respect of such event.

If the number of outstanding shares of our common stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of our common stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of our common stock issuable on exercise of each Warrant will be decreased in proportion to such decrease in outstanding shares of our common stock.

Whenever the number of shares of our common stock purchasable upon the exercise of the Warrants is adjusted, as described above, the exercise price will be adjusted by multiplying the exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of our common stock purchasable upon the exercise of the Warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of our common stock so purchasable immediately thereafter.

In case of any reclassification or reorganization of the outstanding shares of our common stock (other than those described above in this “—Adjustments” section or that solely affects the par value of such shares of our common stock), or in the case of any merger or consolidation of us with or into another entity or conversion of us as another entity (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our outstanding shares of common stock), or in the case of any sale or conveyance to another entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the Warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Warrants and in lieu of the shares of our common stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the Warrants would have received if such holder had exercised their Warrants immediately prior to such event.

Trading and Form

Continental Stock Transfer & Trust Company is acting as the warrant agent for the Warrants.

No fractional shares will be issued upon exercise of the Warrants. If, upon exercise of the Warrants, a holder would be entitled to receive a fractional interest in a share of our common stock, we will, upon exercise, round down to the nearest whole number of shares of common stock to be issued to the Warrant holder.

The Warrants will be issued in certificated form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. You should review a copy of the warrant agreement, which is filed as Exhibit 4.2 to the Current Report on Form 8-K filed by the Company on July 2, 2026 for a complete description of the terms and conditions applicable to the Warrants.

Capitalization

The following table sets forth our cash and cash equivalents and consolidated capitalization as of March 31, 2026:

•	on an actual basis; and

•	on an as adjusted basis to give effect to the issuance of the shares of common stock and Warrants offered by this prospectus supplement and the use of proceeds contemplated herein (excluding any future exercise of Warrants).

This table should be read in conjunction with the financial statements, including the accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” both of which can be found in our Annual Report on Form 10-K for the year ended December 31, 2025 and our Quarterly Report on Form 10-Q for the three months ended March 31, 2026, incorporated by reference in this prospectus supplement and the accompanying prospectus.

The information in the table below is illustrative only, and our capitalization will depend on the completion of this offering.

	As of March 31, 2026
	Actual	As adjusted
	(In thousands, except share and per share data)
Cash and cash equivalents	$410,660	$

Debt:
Delayed Draw Term Loan	197,851		197,851
Existing 2030 Convertible Notes	50,000		50,000
Existing 2031 Convertible Notes	600,000		600,000
Equipment financing facility	–		–
DOE Loan Facility	95,787		95,787
Total debt	943,638		943,638

Series B Preferred Stock	582,664		582,664

Shareholders’ deficit:
Common stock, $0.0001 par value per share; 600,000,000 shares authorized, 339,459,021 shares outstanding, actual, shares outstanding, as adjusted	32
Additional paid-in capital	1,247,734
Accumulated deficit	(2,026,936)		(2,026,936)
Accumulated other comprehensive loss—related party	(89,268)		(89,268)
Accumulated other comprehensive income	–		–
Total shareholders’ deficit	(868,438)

Total capitalization	$657,864	$

Material U.S. Federal INCOME Tax Consequences

The following discussion is a summary of the material U.S. federal income tax consequences of the ownership and disposition of the Warrants and shares of our common stock acquired in this offering. This discussion does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or non-U.S. tax laws are not discussed. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the IRS, in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a holder of Warrants or our shares of our common stock. We have not sought and will not seek any rulings from the Internal Revenue Service (the “IRS”) regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences described in this prospectus supplement.

This discussion is limited to Warrants and shares of our common stock, in each case, that are held as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a holder’s particular circumstances, including the impact of the alternative minimum tax or the Medicare contribution tax on net investment income. In addition, it does not address consequences relevant to holders subject to special rules, including, without limitation:

•	U.S. expatriates and former citizens or long-term residents of the United States;

•	persons holding Warrants or shares of our common stock as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

•	banks, insurance companies, and other financial institutions;

•	brokers, dealers or traders in securities or currencies or traders that elect to mark-to-market their securities;

•	“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;

•	S corporations, partnerships or other entities or arrangements treated as partnerships or other pass-through entities for U.S. federal income tax purposes (and investors therein);

•	real estate investment trusts, regulated investment companies, grantor trusts, tax-exempt organizations or governmental organizations;

•	persons deemed to sell Warrants or shares of our common stock under the constructive sale provisions of the Code;

•	persons subject to special tax accounting rules as a result of any item of gross income being taken into account in an applicable financial statement (as defined in the Code);

•	persons who received, hold or will receive Warrants or shares of our common stock pursuant to the exercise of any employee stock option or otherwise as compensation;

•	tax-qualified retirement plans;

•	persons who own or have owned (directly, indirectly or constructively) 5% or more of our common stock;

•	U.S. Holders (as defined below) that have a functional currency other than the U.S. dollar; and

•	persons who acquire Warrants or shares of our common stock in respect of Warrants in a secondary market transaction.

If an entity treated as a partnership for U.S. federal income tax purposes acquires Warrants or shares of our common stock, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.

This discussion is for information purposes only and is not tax advice. Investors should consult their tax advisors with respect to the application of U.S. federal income tax laws to their particular situations as well as any tax consequences of the acquisition, ownership, exercise and disposition of Warrants or shares of our common stock arising under the U.S. federal estate or gift tax laws or under the laws of any state, local or non-U.S. taxing jurisdiction or under any applicable income tax treaty.

Allocation of Purchase Price to Warrants and Common Stock

For U.S. federal income tax purposes, a holder’s acquisition of Warrants and shares of our common stock, as applicable, should be treated as the acquisition of an “investment unit” consisting of one share of common stock and one-            th of a Warrant. The purchase price for each investment unit will be allocated between these two components in proportion to their relative fair market values at the time the unit is purchased by the holder. This allocation of the purchase price for each unit will establish the holder’s initial tax basis for U.S. federal income tax purposes in the share of common stock or one-            th of a Warrant, as applicable, included in each unit. The separation of the share of common stock and the one-            th of a Warrant included in each unit should not be a taxable event for U.S. federal income tax purposes. Each holder should consult his, her or its own tax advisor regarding the allocation of the purchase price for a unit.

Treatment of the Warrants

The initial exercise price of the Warrants may reflect a discount to the trading price of our common stock as of the date the Warrants are issued. Although not entirely free from doubt, we believe (and intend to take the position) that the Warrants should be treated for U.S. federal income tax purposes as rights to acquire our common stock, rather than being deemed exercised at issuance or considered a separate class of our stock, and the remainder of this discussion assumes that treatment is proper. If the Warrants were treated as having been exercised at issuance or as a separate class of our stock, the U.S. federal income tax consequences of the ownership, exercise and disposition of the Warrants may differ from those described below. You should consult your tax advisor with respect to the proper treatment of the Warrants for U.S. federal income tax purposes.

Tax Considerations Applicable to U.S. Holders

Definition of a U.S. Holder

For purposes of this discussion, a “U.S. Holder” is any beneficial owner of Warrants or shares of common stock, as the case may be, that, for U.S. federal income tax purposes, is or is treated as any of the following:

•	an individual who is a citizen or resident of the United States;

•	a corporation created or organized under the laws of the United States, any state thereof, or the District of Columbia; or

•	an estate or trust, the income of which is subject to U.S. federal income tax regardless of its source.

Distributions on Common Stock

We do not anticipate declaring or paying cash distributions to holders of our common stock in the foreseeable future. However, if we do make distributions of cash or property on our common stock, such distributions will constitute dividends to the extent paid out of our current or accumulated earnings and profits, as determined for U.S. federal income tax purposes. Dividends received by a corporate U.S. Holder may be eligible for a dividends-received deduction, subject to applicable limitations. Dividends received by certain non-corporate U.S. Holders, including individuals, are generally taxed at the lower applicable capital gains rate, provided that certain holding period and other requirements are satisfied. Distributions in excess of our current and accumulated earnings and profits will constitute a return of capital and first be applied against and reduce a U.S. Holder’s adjusted tax basis in its common stock, as the case may be, but not below zero. Any excess will be treated as capital gain and will be treated as described below under “—Sale, Exchange or Other Disposition of Common Stock or Warrants.”

Possible Constructive Distributions

As described above under “Description of the Warrants,” the terms of each Warrant provide for an adjustment to the number of shares of our common stock for which the Warrant may be exercised or to the exercise price of the Warrant on the occurrence of certain events. An adjustment which has the effect of preventing dilution generally is not a taxable event. U.S. Holders of the Warrants would, however, be treated as receiving a constructive distribution from us in other circumstances, such as upon an adjustment to the number of such shares or to such exercise price that increases the Warrant holders’ proportionate interest in our assets or earnings and profits (e.g., through an increase in the number of shares of our common stock that would be obtained upon exercise or through a decrease in the exercise price of the Warrants) in connection with a distribution of cash or other property to the holders of shares of our common stock which is taxable to such holders. Any constructive distribution deemed received by a U.S. Holder would be subject to tax in the same manner as if the U.S. Holder received a cash distribution from us equal to the fair market value of the increased interest resulting from the adjustment. Generally, a U.S. Holder’s adjusted tax basis in its Warrants would be increased to the extent any such constructive distribution is treated as a dividend.

Sale, Exchange or Other Disposition of Common Stock or Warrants

Upon a sale, exchange, or other taxable disposition of shares of our common stock or Warrants (which, in general, would include a redemption of our Warrants that is treated as a taxable exchange of such Warrants as described below under “Exercise, Lapse or Redemption of a Warrant”), a U.S. Holder generally will recognize capital gain or loss equal to the difference between the amount realized and the U.S. Holder’s adjusted tax basis in shares of our common stock or Warrants, as the case may be. Such capital gain or loss will generally be long-term capital gain or loss if the U.S. Holder’s holding period for the shares of our common stock or the Warrants, as the case may be, exceeded one year at the time of disposition. Long-term capital gains recognized by certain non-corporate U.S. Holders, including individuals, generally are subject to reduced rates of taxation. The deductibility of capital losses is subject to limitations.

Exercise, Lapse or Redemption of a Warrant

Except as discussed below with respect to the cashless exercise of a warrant, a U.S. Holder will not recognize taxable gain or loss upon the exercise of a Warrant. The U.S. Holder’s tax basis in the shares of our common stock received upon exercise of the Warrant will generally be an amount equal to the sum of the U.S. Holder’s initial tax basis in the Warrant (i.e., the portion of your purchase price that is allocated to the exercised Warrants, as described above under “—Allocation of Purchase Price to Warrants and Common Stock”) and the exercise price of such Warrant. It is unclear whether a U.S. Holder’s holding period for the common stock received upon exercise of Warrants would commence on the date of exercise of the Warrant or the day following the date of exercise of the Warrant; however, in either case the holding period will not include the period during which the U.S. Holder held the Warrants.

The tax consequences of a cashless exercise of a Warrant are not clear under current tax law. A cashless exercise may be tax-free, either because the exercise is not a realization event or because the exercise is treated as a recapitalization for U.S. federal income tax purposes. In either tax-free situation, a U.S. Holder’s tax basis in the shares of our common stock received would equal such U.S. Holder’s basis in the Warrants. If the exercise were treated as not being a realization event, it is unclear whether a U.S. Holder’s holding period in the shares of our common stock received would be treated as commencing on the date following the date of exercise or on the date of exercise of the Warrant. If the cashless exercise were treated as a recapitalization, the holding period of the shares of our common stock received would include the holding period of the Warrants exercised therefor.

It is also possible that the cashless exercise of a Warrant could be treated in part as a taxable exchange in which gain or loss would be recognized. In such event, a portion of the Warrants to be exercised on a cashless basis could, for U.S. federal income tax purposes, be deemed to have been surrendered in consideration for the exercise price of the remaining Warrants, which would be deemed to be exercised. For this purpose, a U.S. Holder would be deemed to have surrendered a number of Warrants having an aggregate value equal to the exercise price for the number of Warrants deemed exercised. A U.S. Holder would recognize capital gain or loss in an amount equal to the difference between the exercise price of the Warrants deemed exercised and such U.S. Holder’s tax basis in the Warrants deemed surrendered. Such gain or loss would be long-term or short-term depending on the U.S. Holder’s holding period in the Warrants deemed surrendered. In this case, a U.S. Holder’s tax basis in the shares of our common stock received would equal the sum of such U.S. Holder’s tax basis in the Warrants deemed exercised and the exercise price of such Warrants. It is unclear whether a U.S. Holder’s holding period for the shares of our common stock received would commence on the date following the date of exercise or on the date of exercise of the Warrant; in either case, the holding period would not include the period during which the U.S. Holder held the Warrant.

Due to the absence of authority on the U.S. federal income tax treatment of the cashless exercise of a Warrant on a cashless basis, including when a U.S. Holder’s holding period would commence with respect to the shares of our common stock received, there can be no assurance as to which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, U.S. Holders should consult their own tax advisors regarding the tax consequences of a cashless exercise of their Warrants.

If a Warrant lapses unexercised, a U.S. Holder generally will recognize a capital loss equal to such holder’s tax basis in the Warrant.

If we redeem Warrants for cash or if we purchase Warrants in an open market transaction, such redemption or purchase generally will be treated as a taxable disposition to U.S. Holders, taxed as described above under “—Sale, Exchange or Other Disposition of Common Stock or Warrants.”

If we give notice of an intention to redeem Warrants and a U.S. Holder exercises its Warrants, receiving an amount of shares of our common stock in respect thereof, we intend to treat such exercise as a redemption of Warrants for the shares of our common stock for U.S. federal income tax purposes. Such redemption should be treated as a “recapitalization” within the meaning of Section 368(a)(1)(E) of the Code. Accordingly, a U.S. Holder should not recognize any gain or loss on the redemption of Warrants for shares of our common stock. A U.S. Holder’s aggregate tax basis in the shares of our common stock received in the redemption generally should equal its aggregate tax basis in the Warrants redeemed and the holding period for the shares of our common stock received should include its holding period for the surrendered Warrants. However, there is some uncertainty regarding this tax treatment and it is possible such a redemption could be treated differently, including as, in part, a taxable exchange in which gain or loss would be recognized in a manner similar to that discussed above for an exercise of Warrants in the absence of a notice of our intention to redeem Warrants. Accordingly, U.S. Holders are urged to consult their own tax advisors regarding the tax consequences of a redemption of Warrants for shares of our common stock.

Information Reporting and Backup Withholding

A U.S. Holder may be subject to information reporting and backup withholding with respect to the receipt of dividend payments (including constructive dividends) or proceeds from the sale or other taxable disposition of Warrants or shares of our common stock. Certain U.S. Holders are exempt from backup withholding, including corporations. A U.S. Holder will be subject to backup withholding unless such holder provides the holder’s taxpayer identification number and otherwise complies with applicable requirements of the backup withholding rules or the holder provides proof of an applicable exemption.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS. U.S. Holders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.

Tax Considerations Applicable to Non-U.S. Holders

For purposes of this discussion, a “Non-U.S. Holder” is any beneficial owner of Warrants or shares of our common stock, as the case may be, that is neither a U.S. Holder nor an entity treated as a partnership for U.S. federal income tax purposes.

Exercise, Lapse or Redemption of the Warrants

The U.S. federal income tax treatment of the exercise of a Warrant by a Non-U.S. Holder, the lapse of a Warrant held by a Non-U.S. Holder or the redemption of a Warrant held by a Non-U.S. Holder generally will correspond to the U.S. federal income tax treatment of the exercise, lapse or redemption of a Warrant held by a U.S. Holder, as described under “Tax Considerations Applicable to U.S. Holders—Exercise, Lapse or Redemption of a Warrant” above, although to the extent the exercise or redemption of a Warrant results in a taxable exchange, the consequences would be similar to those described under “—Sale, Exchange or Other Disposition of Common Stock or Warrants” below.

Distributions on Common Stock

We do not anticipate declaring or paying cash distributions to holders of our common stock in the foreseeable future. However, if we do make distributions of cash or property on our common stock, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Amounts not treated as dividends for U.S. federal income tax purposes will constitute a return of capital and first be applied against and reduce a Non-U.S. Holder’s adjusted tax basis in its shares of our common stock, but not below zero. Any excess will be treated as capital gain and will be treated as described below under “—Sale, Exchange or Other Disposition of Common Stock or Warrants.”

Subject to the discussion below on effectively connected income, dividends paid to a Non-U.S. Holder (including deemed dividends as described above under “Tax Considerations Applicable to U.S. Holders—Possible Constructive Distributions”) will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends (or such lower rate specified by an applicable income tax treaty), provided that the Non-U.S. Holder furnishes a valid IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) claiming such benefits. In the case of any constructive dividend, it is possible that the U.S. federal withholding tax on the constructive dividend would be withheld from or set off against other payments to which you would otherwise be entitled, such as, in some circumstances, any payments on our common stock, or sales proceeds payable to you or your other funds or assets.

A Non-U.S. Holder that does not timely furnish the required documentation, but that qualifies for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. Holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.

If dividends paid to a Non-U.S. Holder are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such dividends are attributable), the Non-U.S. Holder will be exempt from the U.S. federal withholding tax described above. To claim the exemption, the Non-U.S. Holder must furnish to the applicable withholding agent a valid IRS Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States.

Any such effectively connected dividends will be subject to U.S. federal income tax on a net income basis at the regular graduated U.S. federal income tax rates. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected dividends, as adjusted for certain items. Non-U.S. Holders should consult their tax advisors regarding any applicable tax treaties that may provide for different rules.

Sale, Exchange or Other Disposition of Common Stock or Warrants

A Non-U.S. Holder will not be subject to U.S. federal income tax on any gain realized upon the sale or other taxable disposition of Warrants or shares of our common stock unless:

•	the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such gain is attributable);

•	the Non-U.S. Holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met; or

•	the Warrants or shares of our common stock constitute a U.S. real property interest (“USRPI”) by reason of our status as a U.S. real property holding corporation (“USRPHC”) for U.S. federal income tax purposes.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular rates. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.

A Non-U.S. Holder described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on gain realized upon the sale or other taxable disposition of Warrants or shares of our common stock, which may be offset by U.S. source capital losses of the Non-U.S. Holder (even though the individual is not considered a resident of the United States), provided that the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.

With respect to the third bullet point above, we believe we currently are not, and do not anticipate becoming, a USRPHC. Because the determination of whether we are a USRPHC depends, however, on the fair market value of our USRPIs relative to the fair market value of our non-U.S. real property interests and our assets used or held for use in a trade or business, there can be no assurance we currently are not a USRPHC or will not become one in the future. Even if we are or were to become a USRPHC, gain arising from the sale or other taxable disposition of Warrants or shares of our common stock by a Non-U.S. Holder will not be subject to U.S. federal income tax:

•	with respect to gain arising from the sale or other taxable disposition of shares of our common stock, if our common stock is “regularly traded” on an established securities market as defined by applicable Treasury Regulations, and such Non-U.S. Holder has not owned, actually or constructively, more than 5% of our common stock at any time during the five-year period ending on the date of the sale or other taxable disposition (or the Non-U.S. Holder’s holding period, if shorter); and

•	with respect to gain arising from the sale or other taxable disposition of the Warrants, if our common stock is “regularly traded” on an established securities market as defined by applicable Treasury Regulations and such Non-U.S. Holder has not owned, actually or constructively, at the time such Non-U.S. Holder acquired the Warrants and at certain other times described in the applicable Treasury Regulations, Warrants that had a fair market value exceeding 5% of the total fair market value of our common stock.

Non-U.S. Holders should consult their tax advisors regarding potentially applicable income tax treaties that may provide for different rules.

Information Reporting and Backup Withholding

Payments of dividends (including any deemed distributions as described above under “Tax Considerations Applicable to U.S. Holders—Possible Constructive Distributions”) will not be subject to backup withholding, provided that the applicable withholding agent does not have actual knowledge or reason to know that the beneficial owner is a United States person and the beneficial owner either certifies its non-U.S. status, such as by furnishing a valid IRS Form W-8BEN, W-8BEN-E, or W-8ECI, or otherwise establishes an exemption. However, information returns are required to be filed with the IRS in connection with any distributions (including deemed distributions) on Warrants or shares of our common stock paid (or deemed paid) to a Non-U.S. Holder, regardless of whether such distributions constitute dividends or whether any tax was actually withheld. In addition, proceeds of the sale or other taxable disposition of Warrants or shares of our common stock within the United States or conducted through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting if the applicable withholding agent receives the certification described above and does not have actual knowledge or reason to know that such holder is a United States person or the holder otherwise establishes an exemption. Proceeds of a disposition of Warrants or shares of our common stock conducted through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding or information reporting.

Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides or is established.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Additional Withholding Tax on Payments Made to Foreign Accounts

Provisions of the Code commonly referred to as “FATCA” require withholding of 30% on payments of dividends (including deemed distributions as described above under “Tax Considerations Applicable to U.S. Holders—Possible Constructive Distributions”) on Warrants or shares of our common stock, as well as of gross proceeds of dispositions of Warrants or shares of our common stock, to “foreign financial institutions” (which is broadly defined for this purpose and in general includes investment vehicles) and certain other non-U.S. entities unless various U.S. information reporting and due diligence requirements (generally relating to ownership by U.S. persons of interests in or accounts with those entities) have been satisfied, or an exemption applies. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Under proposed regulations, the preamble to which states that taxpayers may rely on the proposed regulations until final regulations are issued, this withholding tax will not apply to the gross proceeds from the sale, exchange, redemption or other taxable disposition of our common stock. If FATCA withholding is imposed, a beneficial owner that is not a foreign financial institution generally may obtain a refund of any amounts withheld by filing a U.S. federal income tax return (which may entail significant administrative burden).

Investors should consult their tax advisors regarding the potential application of withholding under FATCA to their acquisition, ownership, and exercise and disposition of Warrants and shares of our common stock.

Plan of Distribution

We are selling           shares of our common stock and           Warrants under this prospectus supplement directly to certain purchasers. Each share of common stock is being offered and sold together with one-          th of an accompanying Warrant at an aggregate offering price of $          . We expect to receive net proceeds from this offering of approximately $           million (excluding any future exercise of Warrants) after deducting estimated offering expenses payable by us.

The closing of this offering is subject to customary closing conditions. We expect that the sale of the shares of our common stock and Warrants will be completed on or around the date indicated on the cover page of this prospectus supplement. The shares of common stock and Warrants will be issued separately.

Our obligation to issue and sell shares of common stock to the investors is subject to the conditions set forth in a Securities Purchase Agreement between the Company and the purchaser (the “Securities Purchase Agreement”), which may be waived by us at our discretion. A purchaser’s obligation to purchase shares of common stock is subject to the conditions set forth in the Securities Purchase Agreement as well, which may also be waived. There is no requirement that any minimum number or dollar amount of shares of common stock be sold in this placement, and there can be no assurance that we will sell all or any of the shares of common stock being offered.

We estimate the total expenses that will be payable by us in connection with the offering described in this prospectus supplement will be approximately $1,000,000.

The purchaser may be deemed to be an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act in connection with resales of the securities offered hereby. The purchaser has informed us that it will use an unaffiliated broker-dealer to effectuate any such resales. Each such unaffiliated broker-dealer may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act. The purchaser has informed us that each such unaffiliated broker-dealer will receive commissions from the purchaser that will not exceed customary brokerage commissions. We know of no existing arrangements between the purchaser and any other shareholder, broker, dealer, underwriter or agent relating to the sale or distribution of the securities offered by this prospectus supplement.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company.

Listing

Our common stock is listed on the Nasdaq Capital Market under the symbol “EOSE.” On June 29, 2026, the last reported sale price of our common stock on the Nasdaq Capital Market was $6.09 per share.

Legal Matters

The validity of the securities offered hereby and certain matters of U.S. federal and New York State law will be passed upon for us by Davis Polk & Wardwell LLP, New York, New York.

Experts

The financial statements of Eos Energy Enterprises, Inc. as of December 31, 2025 and 2024, and for each of the two years in the period ended December 31, 2025, incorporated by reference in this prospectus supplement, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

Common Stock
Preferred Stock
Debt Securities
Warrants

Units

Rights

 Eos Energy Enterprises, Inc. may from time to time offer and sell common stock, preferred stock, debt securities, warrants, units or rights issuable to our stockholders to purchase shares of our common stock or preferred stock, to purchase warrants exercisable for shares of our common stock or preferred stock, or to purchase units consisting of two or more of the foregoing. Specific terms of the preferred stock, debt securities, warrants, units or rights will be provided in supplements to this prospectus.

We may sell the securities covered by this prospectus in a number of different ways and at varying prices. The securities may be sold directly to you, through agents, or through underwriters and dealers. If agents, underwriters or dealers are used to sell the securities, we will name them and describe their compensation in a prospectus supplement.

Our common stock is listed on the Nasdaq Capital Market (“Nasdaq”) under the symbol “EOSE.” The closing price of our common stock on May 12, 2026 was $8.10 per share.

Investing in these securities involves certain risks. You should review carefully the risks and uncertainties described under the heading “Risk Factors” beginning on page 12 of our annual report on Form 10-K for the year ended December 31, 2025, which is incorporated herein by reference, as amended or supplemented from time to time by any risk factors we include in subsequent annual or quarterly reports on Form 10-K or 10-Q, respectively, and incorporated herein by reference.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 13, 2026

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About This Prospectus

This prospectus is part of a registration statement that we filed with the SEC utilizing a “shelf” registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

In this prospectus, unless the context otherwise requires, the terms “Company,” “we,” “us,” “our,” and “Eos” refer to Eos Energy Enterprises, Inc., a Delaware corporation. Prior to the consummation of the Business Combination (as defined below), the Company was known as B. Riley Principal Merger Corp. II, or “BMRG”.

Where You Can Find More Information

The SEC allows us to incorporate by reference information in this document. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this document, except for any information that is superseded by information that is included directly in this document. Any statement contained in this prospectus, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded to the extent that a statement contained herein, or in any subsequently filed document that also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement.

We are incorporating by reference the filings listed below and any additional documents that we may file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date hereof and prior to the termination of any offering (other than documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on February 26, 2026;

•	the portions of our Definitive Proxy Statement on Schedule 14A that are incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed on April 14, 2026;

•	our Current Reports on Form 8-K filed with the SEC on February 17, 2026, March 26, 2026, and March 31, 2026; and

•	the description of our securities contained in Exhibit 4.5 to our Annual Report Form 10-K for the fiscal year ended December 31, 2024, including any amendments or reports filed for the purpose of updating such description.

The SEC maintains a website at www.sec.gov, from which you can inspect these documents and other information we have filed electronically with the SEC. You may also request copies of these documents, at no cost to you, from our website (https://www.eose.com), or by writing or telephoning us at the following address:

Eos Energy Enterprises, Inc.
3920 Park Avenue
Edison, New Jersey 08820
Attn: Chief Legal Officer
(732) 225-8400

Special Note On Forward-Looking Statements

This prospectus, including the documents incorporated by reference in this prospectus, contains forward-looking statements. The words "anticipate," "believe," "continue," "could," "estimate," "expect," "intends," "may," "might," "plan," "possible," "potential," "predict," "project," "should," "would" and similar expressions, as they relate to us, are intended to identify forward-looking statements. These statements appear in a number of places in this prospectus and the documents incorporated by reference herein and include statements regarding our intent, belief or current expectations. Forward-looking statements are based on our management’s beliefs, as well as assumptions made by, and information currently available to, them. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected. Factors which may cause actual results to differ materially from current expectations include, but are not limited to:

•	changes adversely affecting the business in which we are engaged;

•	our ability to forecast trends accurately;

•	our ability to generate cash, service indebtedness and incur additional indebtedness;

•	our ability to raise financing in the future;

•	our customer’s ability to secure project financing;

•	risks associated with our Credit Agreement, dated June 21, 2024, by and between us and CCM Denali Debt Holdings, LP (the “Credit Agreement”), including risks of default, dilution of outstanding common stock, consequences for failure to meet milestones and contractual lockup of shares;

•	the amount of final tax credits available to our customers or to Eos pursuant to the Inflation Reduction Act including potential impacts from any repeal or modification of the legislation;

•	the timing and availability of future funding under our Loan Guarantee Agreement, dated November 26, 2024, by and between us and the U.S. Department of Energy;

•	our ability to continue to develop efficient manufacturing processes to scale and to forecast related costs and efficiencies accurately;

•	fluctuations in our revenue and operating results;

•	competition from existing or new competitors;

•	our ability to convert firm order backlog and pipeline to revenue;

•	risks associated with security breaches in our information technology systems;

•	risks related to legal proceedings or claims;

•	risks associated with evolving energy policies in the United States and other countries and the potential costs of regulatory compliance;

•	risks associated with changes to the U.S. trade environment;

•	our ability to maintain the listing of our shares of common stock on Nasdaq;

•	our ability to grow our business and manage growth profitably, maintain relationships with customers and suppliers and retain our management and key employees;

•	risks related to adverse changes in general economic conditions, including inflationary pressures and increased interest rates;

•	risk from supply chain disruptions and other impacts of geopolitical conflict;

•	changes in applicable laws or regulations;

•	other factors detailed under the section entitled “Risk Factors” herein; and

•	other factors disclosed in “Part I, Item 1A. — Risk Factors” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed on February 26, 2026, any subsequently filed Quarterly Reports on Form 10-Q and any subsequently filed Current Report on Form 8-K (excluding any information furnished pursuant to Item 2.02 or Item 7.01 on any Current Report on Form 8-K).

Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements and, except as required by law, we assume no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. See also Part I, Item 1A, “Risk Factors” disclosures contained in our Annual Report on Form 10-K for the year ended December 31, 2025 for additional discussion of the risks and uncertainties that could cause the our actual results to differ materially from those expressed or implied in its forward-looking statements.

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Summary

This summary highlights selected information and does not contain all of the information that is important to you. This summary is qualified in its entirety by the more detailed information included in or incorporated by reference into this prospectus. Before making your investment decision with respect to our securities, you should carefully read this entire prospectus, any applicable prospectus supplement and the documents referred to in “Where You Can Find More Information.”

Overview

We are an American energy company and the leading innovator in designing, sourcing, manufacturing, and providing zinc-based battery energy storage systems (“BESS”), sourced, and manufactured in the United States. Our BESS are safe, non-flammable, secure and sustainable alternatives to lithium-ion batteries, making them ideal for utility-scale, microgrid and commercial and industrial long-duration applications. We design, develop, manufacture, and market zinc-based energy systems intended for utility-scale, microgrid and commercial and industrial (“C&I”) applications. We believe our technology serves as a viable alternative to lithium-ion (“Li-ion”) batteries for long-duration energy storage use cases. We have developed a broad intellectual property portfolio, including multiple patents covering our battery chemistry, mechanical product design, energy block configuration and proprietary software operating system, the Battery Management System (“BMS”). The BMS software uses proprietary Eos-developed algorithms and utilizes ambient and battery temperature sensors, as well as voltage and current sensors for electrical strings and system-level monitoring. We currently focus on the manufacture and sale of turnkey direct current (“DC”) battery energy storage systems and plan to expand our product portfolio to include turnkey alternating current (“AC”) systems.

Our primary applications include: (1) integration with renewable energy systems that are connected to the utility grid; (2) integration with renewable energy systems that are not grid-connected; (3) deployment in systems designed to relieve grid congestion; and (4) installations that enable C&I customers to reduce peak energy usage or participate in utility ancillary and demand-response markets. These applications are increasingly relevant as overall electricity demand continues to rise, including incremental load growth associated with the expansion of artificial intelligence ("AI"), high-performance computing (“HPC”) and data center infrastructure, which is contributing to greater system capacity needs and grid-level constraints.

We provide an innovative Znyth™ BESS designed to provide the operating flexibility to manage increased grid complexity and price volatility resulting from an overall increase in renewable energy generation and a congested grid coming from an increase in electricity demand growth. Our BESS is a validated chemistry with accessible non-precious earth components in a durable design that is intended to deliver results in even the most extreme temperatures and conditions. The system is designed to be safe, flexible, scalable, sustainable and manufactured in the United States, using raw materials primarily sourced in the United States. We believe our Z3 battery module is the core of our innovative systems. The Z3 battery module is the only US designed and manufactured battery module that today provide utilities, independent power producers, renewables developers and C&I customers with an alternative to lithium-ion and lead-acid monopolar batteries for critical 3- to 12-hour discharge duration applications. We believe the Z3 battery will transform how utility, industrial and commercial customers store power. We believe the Z3 battery is reshaping how utility, industrial and commercial customers store and manage power. In addition to our BESS, we currently provide: (a) a BMS which provides a remote asset monitoring capability and service to track the performance and health of our BESS and to proactively identify future system performance issues through predictive analytics; (b) project management services to ensure the process of implementing our BESS are coordinated in conjunction with the customer’s overall project plans; (c) commissioning services that ensure the customer’s installation of the BESS meets the performance expected by the customer; and (d) long-term maintenance plans to maintain optimal operating performance of our systems.

Corporate Information

We were incorporated in Delaware in June 2019 as a blank check company under the name B. Riley Principal Merger Corp. II. In connection with its business combination on November 16, 2020, we changed our name to Eos Energy Enterprises, Inc.

Additional Information

The mailing address of our principal executive office is 3920 Park Avenue, Edison, NJ 08820, and our phone number is (732) 225-8400. Our corporate website address is https://www.eose.com/. Information contained on or accessible through our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only, and are not hyperlinks.

Risk Factors

Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and in our then most recent annual report on Form 10-K, and in any updates to those risk factors in our quarterly reports on Form 10-Q, together with all of the other information appearing or incorporated by reference in this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances.

Use of Proceeds

We will receive proceeds from the issuance and sale of our common stock, preferred stock, debt securities, warrants or units and from the exercise of any warrants or rights. Unless otherwise indicated in a prospectus supplement, the net proceeds from our sale of securities will be used for general corporate purposes, including working capital, acquisitions, retirement of debt and other business opportunities.

Description of Capital Stock

The following is a description of the material terms of, and is qualified in its entirety by, our certificate of incorporation and amended and restated bylaws. These documents are filed as exhibits and incorporated by reference into the registration statement of which this prospectus forms a part.

Our certificate of incorporation authorizes the issuance of 601,000,000 shares of capital stock, consisting of (x) 600,000,000 authorized shares of Common Stock and (y) 1,000,000 authorized shares of preferred stock, par value $0.0001 per share. As of March 31, 2026, there were 339,459,021 shares of Common Stock outstanding. As of March 31, 2026, 59 shares of preferred stock were designated as Series A-1 Preferred Stock, none of which are outstanding; 7 shares of preferred stock were designated as Series A-2 Preferred Stock, none of which are outstanding; 31.940063 shares of preferred stock were designated as Series B-1 Preferred Stock, all of which are outstanding; 28.806463 shares of preferred stock were designated as Series B-2 Preferred Stock, all of which are outstanding; 38.259864 shares of preferred stock were designated as Series B-3 Preferred Stock, all of which are outstanding and 16.150528 shares of preferred stock were designated as Series B-4 Preferred Stock, all of which are outstanding. There is no cumulative voting with respect to the election of directors.

Common Stock

Voting Power

Except as otherwise required by law or as otherwise provided in any certificate of designation for any series of preferred stock, the holders of Common Stock possess all voting power for the election of our directors and all other matters requiring stockholder action and will at all times vote together as one class on all matters submitted to a vote of the stockholders. Holders of Common Stock are entitled to one vote per share on matters to be voted on by stockholders.

Dividends

Holders of Common Stock are entitled to receive such dividends and other distributions, if any, as may be declared from time to time by our board of directors (the “Board”) in its discretion out of funds legally available therefor and shall share equally on a per share basis in such dividends and distributions.

Liquidation, Dissolution and Winding Up

In the event of our voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up, the holders of Common Stock will be entitled to receive an equal amount per share of all of our assets of whatever kind available for distribution to stockholders, after the rights of the holders of the preferred stock have been satisfied and after payment or provision for payment of our debts and other liabilities.

Preemptive or Other Rights

Our stockholders have no preemptive or other subscription rights and there is no sinking fund or redemption provisions applicable to Common Stock.

Election of Directors

The Board is divided into three (3) classes with only one class of directors being elected in each year and each class serving a three (3) year term. The directors hold their office for a term of three (3) years or until their respective successors are elected and qualified, subject to such director’s earlier death, resignation, disqualification or removal.

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is Continental Stock Transfer & Trust Company.

Preferred Stock

Our certificate of incorporation provides that shares of preferred stock may be issued from time to time in one or more series. Our Board is authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. Our Board may, without stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the Common Stock and could have anti-takeover effects. The ability of our Board to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of the Company or the removal of existing management.

Series A-1 Preferred Stock

On June 21, 2024, we filed with the Secretary of State of the State of Delaware the Certificate of Designation of Series A-1 Non-Voting Non-Convertible Preferred Stock (the “Series A-1 Certificate of Designation”) and issued 59 shares of Series A-1 Preferred Stock to satisfy the terms of the Credit Agreement. Under the terms of the Series A-1 Certificate of Designation, each share of Series A-1 Preferred Stock had an original issue price of $455,822.59 and such shares had a liquidation value, payable with the Common Stock, as if such shares were convertible into an aggregate of 31,940,063 shares of Common Stock, subject to adjustment. The Series A-1 Preferred Stock was non-voting and non-convertible into Common Stock. Holders of the Series A-1 Preferred Stock were entitled to receive dividends or distributions on each share of Series A-1 Preferred Stock equal to dividends or distributions actually paid on each share of Common Stock, multiplied by the number of shares of Common Stock represented by the Series A-1 Preferred Stock Liquidation Value (as defined in the Series A-1 Certificate of Designation). The 59 shares of Series A-1 Preferred Stock issued to CCM Denali Equity Holdings, LP converted into shares of Series B-1 Preferred Stock on September 12, 2024. The foregoing summary of the terms of the Series A-1 Preferred Stock is qualified in its entirety by the Series A-1 Certificate of Designation, which is filed as an exhibit to the registration statement of which this prospectus forms a part.

Series A-2 Preferred Stock

On August 29, 2024, we filed with the Secretary of State of the State of Delaware the Certificate of Designation of Series A-2 Non-Voting Non-Convertible Preferred Stock (the “Series A-2 Certificate of Designation”). Under the terms of the Series A-2 Certificate of Designation, each share of Series A-2 Preferred Stock had an original issue price of $9,555,515.30 and such shares had a liquidation value, payable pari passu with the Common Stock, as if such shares were convertible into an aggregate of 28,806,463 shares of Common Stock, subject to adjustment. The Series A-2 Preferred Stock was non-voting and non-convertible into Common Stock. Holders of the Series A-2 Preferred Stock were entitled to receive dividends or distributions on each share of Series A-2 Preferred Stock equal to dividends or distributions actually paid on each share of Common Stock, multiplied by the number of shares of Common Stock represented by the Series A-2 Preferred Stock Liquidation Value (as defined in the Series A-2 Certificate of Designation). The Series A-2 Preferred Stock terms were substantially identical to the Series A-1 Preferred Stock. On August 29, 2024, pursuant to the terms and conditions of the Credit Agreement, the Applicable Percentage (as defined in the Credit Agreement) increased by 4.9%, and as a result we issued to CCM Denali Equity Holdings, LP 7 shares of Series A-2 Preferred Stock. On September 12, 2024, the 7 shares of Series A-2 Preferred Stock issued to CCM Denali Equity Holdings, LP converted into shares of Series B-2 Preferred Stock. The foregoing summary of the terms of the Series A-2 Preferred Stock is qualified in its entirety by the Series A-2 Certificate of Designation, which is filed as an exhibit to the registration statement of which this prospectus forms a part.

Series B Preferred Stock

On September 11, 2024, we filed with the Secretary of State of the State of Delaware the Certificate of Designation of Series B-1 Non-Voting Convertible Preferred Stock (the “Series B-1 Certificate of Designation”) and the Certificate of Designation of Series B-2 Non-Voting Convertible Preferred Stock (the “Series B-2 Certificate of Designation”). On November 1, 2024, we filed with the Secretary of State of the State of Delaware the Certificate of Designation of Series B-3 Non-Voting Convertible Preferred Stock (the “Series B-3 Certificate of Designation”). On January 24, 2025, we filed with the Secretary of State of the State of Delaware the Certificate of Designation of Series B-4 Non-Voting Convertible Preferred Stock (the “Series B-4 Certificate of Designation”). Each share of Series B-1 Preferred Stock, Series B-2 Preferred Stock, Series B-3 Preferred Stock and Series B-4 Preferred Stock (collectively, the “Series B Preferred Stock”) has a par value of $0.0001 per share. The table below summarizes our outstanding Series B Preferred Stock as of March 31, 2026.

Series Issuance Date		Shares Issued	Original Issue Price Per Share	Shares Outstanding	Common Stock Equivalent
Series B-1 Preferred Stock	9/12/2024	31.940063	841,999.99	31.940063	31,940,063
Series B-2 Preferred Stock	9/12/2024	28.806463	2,322,000	28.806463	28,806,463
Series B-3 Preferred Stock	11/1/2024	38.259864	3,358,000	38.259864	38,259,864
Series B-4 Preferred Stock	1/24/2025	16.150528	5,990,000	16.150528	17,305,070

Conversion Rights

The Series B Preferred Stock is convertible into Common Stock at a conversion ratio of 1.0 million shares of Common Stock per share of Series B Preferred Stock (“Conversion Ratio”). The Conversion Ratio is subject to antidilution protection that is triggered if we issue equity for a price per share that is less than the conversion price then in effect, subject to certain exceptions.

Dividends

Holders of the Series B Preferred Stock are entitled to receive dividends or distributions on each share of Series B Preferred Stock equal to dividends or distributions actually paid on each share of Common Stock on an as-converted basis.

Appointment of Directors

At all times when the holders of the Series B Preferred Stock beneficially own at least 10%, 15% or 30% of our capital stock, the holders of the Series B Preferred Stock, exclusively and voting together as a separate class, will have the right to appoint a maximum of 1, 2 or 3 directors to the Board, respectively. At all times when the holders of the Series B Preferred Stock beneficially own at least 40% of our capital stock, the holders of the Series B Preferred Stock, exclusively and voting together as a separate class, will have the right to nominate and designate a fourth director, who shall be designated by the Board or the nominating committee of the Board to a class of common directors and thereafter stand for election as a common director on the Board. The holders of the Series B Preferred Stock will have the right to nominate a fourth director to the Board only if such appointment does not result in a change of control under our governing documents or violate any applicable laws, including requirements of the SEC and Nasdaq, and any such fourth director appointment shall be subject to and conditioned upon compliance by the holders of the Series B Preferred Stock with the Hart-Scott-Rodino Antitrust Improvements Act of 1976, including the submission of any required filings and the expiration or termination of any applicable waiting periods.

Preemptive Rights

The certificates of designations for the Series B Preferred Stock contain customary preemptive rights that permit the holders of Series B Preferred Stock to participate in certain of our future equity offerings.

Rights to Distributions Upon Liquidation of the Company

In the event of a voluntary or involuntary liquidation, dissolution, or winding up of the Company, the holders of the Series B Preferred Stock are entitled to receive distribution of any of our assets or surplus funds pro rata with the holders of the Common Stock and any other holders of our preferred stock issued pursuant to our Securities Purchase Agreement (the “Purchase Agreement”) with CCM Denali Equity Holdings, LP and the Credit Agreement, including the Series B Preferred Stock, in an amount equal to such amount per share as would have been payable had all shares of Series B Preferred Stock been converted to Common Stock.

Protective Provisions

We are prohibited from taking certain actions that could adversely affect the rights of the Series B Preferred Stock without the affirmative vote of a majority of the outstanding shares of Series B Preferred Stock until the later of (i) such time when the holders of Series B Preferred Stock shall no longer beneficially own at least 5% of our outstanding capital stock and (ii) June 21, 2029, in the case of the Series B-1 Preferred Stock, August 29, 2029, in the case of the Series B-2 Preferred Stock, November 1, 2029, in the case of the Series B-3 Preferred Stock, or January 24, 2030, in the case of the Series B-4 Preferred Stock.

Redemption Rights

At any time after June 21, 2029, in the case of the Series B-1 Preferred Stock, August 29, 2029, in the case of the Series B-2 Preferred Stock, November 1, 2029, in the case of the Series B-3 Preferred Stock or January 24, 2030, in the case of the Series B-4 Preferred Stock, the outstanding shares of Series B Preferred Stock held by any holder become redeemable for cash at the redemption price. The redemption price will be an amount per share equal to the greater of (i) $841,999.99 for the Series B-1 Preferred Stock, $2,322,000 for the Series B-2 Preferred Stock, $3,358,000 for the Series B-3 Preferred Stock or $5,990,000 for the Series B-4 Preferred Stock, as applicable, plus all accrued and unpaid dividends thereon, up to and including the date of redemption and (ii) the number of shares of Common Stock issuable upon conversion of the applicable Series B Preferred Stock multiplied by the average of the closing sale price of the Common Stock for the five (5) business days immediately prior to the date of redemption plus all accrued and unpaid dividends thereon, up to and including the date of redemption.

The foregoing summary of the terms of the Series B Preferred Stock is qualified in its entirety by the terms of the respective Series B Certificate of Designation, each of which is filed as an exhibit to the registration statement of which this prospectus forms a part.

Certain Anti-Takeover Provisions of Delaware Law, Our Certificate of Incorporation and Bylaws

The certificate of incorporation, bylaws and the Delaware General Corporation Law, or DGCL, contain provisions that could have the effect of rendering more difficult, delaying, or preventing an acquisition deemed undesirable by our Board. These provisions could also make it difficult for stockholders to take certain actions, including electing directors who are not nominated by the members of our Board or taking other corporate actions, including effecting changes in our management. For instance, our Board will be empowered to elect a director to fill a vacancy created by the expansion of the Board or the resignation, death, or removal of a director in certain circumstances; and our advance notice provisions in our bylaws will require that stockholders must comply with certain procedures in order to nominate candidates to our Board or to propose matters to be acted upon at a stockholders’ meeting.

Our authorized but unissued Common Stock and preferred stock will be available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved Common Stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

We, in our certificate of incorporation, have expressly elected not to be governed by Section 203 of the DGCL, and thus the restrictions on business combinations contained in Section 203 of the DGCL do not apply to the Corporation.

Classified Board of Directors

Our Board is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. This system of electing directors may tend to discourage a third party from making a tender offer or otherwise attempting to obtain control of us, because it generally makes it more difficult for stockholders to replace a majority of the directors.

Directors’ Liability; Indemnification of Directors and Officers

Our certificate of incorporation limits the liability of our directors to the fullest extent permitted by the DGCL and provides that we will provide them with customary indemnification. We entered into customary indemnification agreements with each of our executive officers and directors that provide them, in general, with customary indemnification in connection with their service to us or on our behalf.

Securities Exchange

Our Common Stock is listed on Nasdaq under the symbol “EOSE”.

Description of Debt Securities

We may issue debt securities, which may be secured or unsecured and may be exchangeable for and/or convertible into other securities, including our ordinary shares. The debt securities will be issued under one or more separate indentures between us and a designated trustee. The terms of each series of debt securities being offered, including the terms, if any, on which a series of debt securities may be convertible into or exchangeable for other securities, and the material terms of the indenture will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will set forth, to the extent required and as applicable, the following terms (non-exhaustive) of the debt securities in respect of which the prospectus supplement is delivered:

•	the title of the series;

•	the aggregate principal amount;

•	the issue price or prices, expressed as a percentage of the aggregate principal amount of the debt securities;

•	any limit on the aggregate principal amount;

•	the date or dates on which principal is payable;

•	the interest rate or rates (which may be fixed or variable) or, if applicable, the method used to determine such rate or rates;

•	the date or dates on which interest, if any, will be payable and any regular record date for the interest payable;

•	the place or places where principal and, if applicable, premium and interest, is payable;

•	the terms and conditions upon which we may, or the holders may require us to, redeem or repurchase the debt securities;

•	the denominations in which such debt securities may be issuable, if other than denomination of $1,000 or any integral multiple of that number;

•	whether the debt securities are to be issuable in the form of certificated debt securities or global debt securities;

•	the portion of principal amount that will be payable upon declaration of acceleration of the maturity date if other than the principal amount of the debt securities;

•	the currency of denomination;

•	the designation of the currency, currencies or currency units in which payment of principal and, if applicable, premium and interest, will be made;

•	if payments of principal and, if applicable, premium or interest, on the debt securities are to be made in one or more currencies or currency units other than the currency of denominations, the manner in which exchange rate with respect to such payments will be determined;

•	if amounts of principal and, if applicable, premium and interest may be determined by reference to an index based on a currency or currencies, or by reference to a commodity, commodity index, stock exchange index, or financial index, then the manner in which such amounts will be determined;

•	the provisions, if any, relating to any collateral provided for such debt securities;

•	any events of default;

•	the terms and conditions, if any, for conversion into or exchange for ordinary shares;

•	any depositaries, interest rate calculation agents, exchange rate calculation agents, or other agents; and

•	the terms and conditions, if any, upon which the debt securities shall be subordinated in right of payment to other indebtedness of our company.

Description of Warrants

We may issue warrants to purchase our debt or equity securities or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will describe the following terms of any warrants in respect of which this prospectus is being delivered:

•	the title of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued;

•	the currency or currencies in which the price of such warrants will be payable;

•	the securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing, purchasable upon exercise of such warrants;

•	the price at which and the currency or currencies in which the securities or other rights purchasable upon exercise of such warrants may be purchased;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

•	information with respect to book-entry procedures, if any;

•	if applicable, a discussion of any material United States Federal income tax considerations; and

•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

Description of Units

As specified in the applicable prospectus supplement, we may issue units consisting of one or more warrants, debt securities, shares of preferred stock, shares of common stock or any combination of such securities. The applicable supplement will describe:

•	the terms of the units and of the warrants, debt securities and common stock comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	a description of the terms of any unit agreement governing the units;

•	if applicable, a discussion of any material United States Federal income tax considerations; and

•	a description of the provisions for the payment, settlement, transfer or exchange of the units.

DESCRIPTION OF RIGHTS

This section describes the general terms and provisions of the rights to purchase certain of our securities that we may issue to holders of our securities by this prospectus. The applicable prospectus supplement will describe the specific terms of the rights then issued, and the terms and provisions described in this section will apply only to the extent not superseded by the terms of the applicable prospectus supplement.

We may issue, as a dividend at no cost, to holders of record of our securities or any class or series thereof on the applicable record date, rights to purchase shares of our common stock or preferred stock, to purchase warrants exercisable for shares of our common stock or preferred stock, or to purchase units consisting of two or more of the foregoing. In this prospectus, we refer to such rights as “stockholder rights.” If stockholder rights are so issued to existing holders of securities, each stockholder right will entitle the registered holder thereof to purchase the securities issuable upon exercise of the rights pursuant to the terms set forth in the applicable prospectus supplement.

If stockholder rights are issued, the applicable prospectus supplement will describe the terms of such stockholder rights including, but not limited to, the following, where applicable:

•	record date;

•	subscription price;

•	subscription agent;

•	aggregate number of shares of preferred stock, shares of common stock, warrants, or units purchasable upon exercise of such stockholder rights and in the case of stockholder rights for preferred stock or warrants exercisable for preferred stock, the designation, aggregate number, and terms of the class or series of preferred stock purchasable upon exercise of such stockholder rights or warrants;

•	the date on which the right to exercise such stockholder rights shall commence and the expiration date on which such right shall expire;

•	U.S. federal income tax considerations; and

•	other material terms of such stockholder rights.

In addition to the terms of the stockholder rights and the securities issuable upon exercise thereof, the prospectus supplement may describe, for a holder of such stockholder rights who validly exercises all stockholder rights issued to such holder, how to subscribe for unsubscribed securities, issuable pursuant to unexercised stockholder rights issued to other holders, to the extent such stockholder rights have not been exercised.

Holders of stockholder rights will not be entitled by virtue of being such holders, to vote, to consent, to receive dividends, to receive notice with respect to any meeting of stockholders for the election of our directors or any other matter, or to exercise any rights whatsoever as our stockholders, except to the extent described in the related prospectus supplement.

Plan of Distribution

We are registering the offer and sale from time to time by us of our common stock, preferred stock, debt securities, warrants, units or rights in one or more offerings.

We will receive proceeds from the issuance and sale of our common stock, preferred stock, debt securities, warrants, units or rights. We will pay any underwriting discounts and commissions and expenses incurred by us in connection with the sale of securities by us.

We will bear all other costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including, without limitation, all registration and filing fees, Nasdaq listing fees and fees and expenses of our counsel and our independent registered public accountants.

The securities to be offered and sold by us covered by this prospectus may be offered and sold from time to time.

Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. We reserve the right to accept and, together with its respective agents, to reject, any proposed purchase of securities to be made directly or through agents. We and any of its permitted transferees may sell their securities offered by this prospectus on any stock exchange, market or trading facility on which the securities are traded or in private transactions. If underwriters are used in the sale, such underwriters will acquire the shares for their own account. These sales may be at a fixed price or varying prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to prevailing market prices or at negotiated prices. The securities may be offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. The obligations of the underwriters to purchase the securities will be subject to certain conditions. The underwriters will be obligated to purchase all the securities offered if any of the securities are purchased.

We may use any one or more of the following methods when selling the securities offered by this prospectus:

•	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	block trades in which the broker-dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	an over-the-counter distribution in accordance with the rules of the Nasdaq;

•	through trading plans entered into by a selling securityholder pursuant to Rule 10b5-1 under the Exchange Act that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

•	to or through underwriters or broker-dealers;

•	in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices;

•	at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

•	directly to purchasers, including through a specific bidding, auction or other process or in privately negotiated transactions;

•	in options transactions;

•	through a combination of any of the above methods of sale; or

•	any other method permitted pursuant to applicable law.

There can be no assurance that we will sell all or any of the securities offered by this prospectus. In addition, we may also sell securities under Rule 144 under the Securities Act, if available, or in other transactions exempt from registration, rather than under this prospectus. We have the sole and absolute discretion not to accept any purchase offer or make any sale of securities if we or they deem the purchase price to be unsatisfactory at any particular time.

With respect to a particular offering of the securities by us, to the extent required, an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is part, will be prepared and will set forth the following information:

•	the specific securities to be offered and sold;

•	the names of the selling securityholders, if applicable;

•	the respective purchase prices and public offering prices, the proceeds to be received from the sale, if any, and other material terms of the offering;

•	settlement of short sales entered into after the date of this prospectus;

•	the names of any participating agents, broker-dealers or underwriters; and

•	any applicable commissions, discounts, concessions and other items constituting compensation from us.

In order to facilitate the offering of the securities, any underwriters or agents, as the case may be, involved in the offering of such securities may engage in transactions that stabilize, maintain or otherwise affect the price of our securities. Specifically, the underwriters or agents, as the case may be, may overallot in connection with the offering, creating a short position in our securities for their own account. In addition, to cover overallotments or to stabilize the price of our securities, the underwriters or agents, as the case may be, may bid for, and purchase, such securities in the open market. Finally, in any offering of securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allotted to an underwriter or a broker-dealer for distributing such securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. The underwriters or agents, as the case may be, are not required to engage in these activities, and may end any of these activities at any time.

We may solicit offers to purchase the securities directly from, and may sell such securities directly to, institutional investors or others. In this case, no underwriters or agents would be involved. The terms of any of those sales, including the terms of any bidding or auction process, if utilized, will be described in the applicable prospectus supplement.

It is possible that one or more underwriters may make a market in our securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for our securities. Our common stock is listed on the Nasdaq under the symbol “EOSE.”

We may authorize underwriters, broker-dealers or agents to solicit offers by certain purchasers to purchase the securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

In effecting sales, broker-dealers or agents engaged by us may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from us in amounts to be negotiated immediately prior to the sale.

If at the time of any offering made under this prospectus a member of FINRA participating in the offering has a “conflict of interest” as defined in FINRA Rule 5121 (“Rule 5121”), that offering will be conducted in accordance with the relevant provisions of Rule 5121.

Underwriters, broker-dealers or agents may facilitate the marketing of an offering online directly or through one of their affiliates. In those cases, prospective investors may view offering terms and a prospectus online and, depending upon the particular underwriter, broker-dealer or agent, place orders online or through their financial advisors.

The underwriters, broker-dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business.

In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Agents, broker-dealers and underwriters may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents, broker-dealers or underwriters may be required to make in respect thereof.

Legal Matters

Davis Polk & Wardwell LLP has passed upon the validity of the securities of the Company offered by this prospectus.  Any underwriters, dealers or agents will be advised by their own legal counsel concerning matters relating to any offering.

Experts

The financial statements of Eos Energy Enterprises, Inc., incorporated by reference in this prospectus, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

          shares of Common Stock

Warrants to purchase           shares of Common Stock

          , 2026